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Exhibit 10.6

                            LAURUS MASTER FUND, LTD.
                       c/o Laurus Capital Management, Inc.
                          335 Madison Ave., 10th Floor
                               New York, NY 10017


                                January 23, 2008



Jerry Pearring
President and Chief Executive Officer
Global Beverage Solutions, Inc.
2 S. University Drive, Suite 220
Plantation, Florida 33324

Mr. Ronald Ratner
Chief Executive Officer and President
XStream Beverage Network, Inc.
18851 N.E. 29th Avenue, Suite 700
Aventura, Florida 33180

Re:      Release of Lien
         ---------------

Dear Messrs. Pearring and Ratner:

         Laurus Master Fund, Ltd. ("Laurus") is pleased to confirm its agreement with Global Beverage Solutions, Inc. ("Global Beverage") regarding the terms and conditions under which Laurus will release all of the liens it has on the inventory and receivables of Beverage Network of Maryland, Inc., an entity that is wholly owned by Global Beverage.

         Furthermore, upon the payment and release described herein, the principal amount of that certain $2,000,000 Secured Promissory Note (which as of the date hereof is $1,086,524.87), dated January 31, 2007 (the "Initial Note"), as amended by that certain Amendment No. 1 to the Initial Note, dated as of February 23, 2007 ("Note Amendment No. 1") and by that certain Amendment No. 2 to the Initial Note, dated as of January 23, 2008 ("Note Amendment No. 2," and together with Note Amendment No. 1 and the Initial Note, the "Note") made by Global Beverage in favor of XStream Beverage Network, Inc. ("XStream") shall be reduced by the Payment Amount (as defined below).


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         1. PAYMENT AND RELEASE. If, prior to May 1, 2008, Global Beverage remits payment to Laurus in the amount of $500,000 in good, cleared funds (the "Payment Amount"):

            (a) Laurus agrees to release promptly thereafter all of the liens (the "Liens") it has on the inventory and receivables of Beverage Network of Maryland, Inc. Upon its receipt of the Payment Amount, Laurus agrees to take any and all actions necessary or appropriate to effect and evidence its release of the Liens, including without limitation, the filing of UCC Termination Statements, as appropriate, all at the sole cost and expense of Global Beverage.

            (b) XStream and Laurus agree to terminate promptly thereafter: (i) that certain Master Security Agreement, dated as of January 31, 2007 (the "Master Security Agreement"), by which Global Beverage and the other Assignors (as defined in the Master Security Agreement) granted a security interest in the Collateral (as defined in the Master Security Agreement) to XStream, and (ii) that certain Stock Pledge Agreement, dated as of January 31, 2007 (the "Stock Pledge Agreement"), by which Global Beverage granted to XStream a security interest in all of the stock of Beverage Network of Maryland, Inc. that is owned by Global Beverage. XStream and Laurus further agree to release all security interests, liens, and any other encumbrances (the "Encumbrances") on the stock of Beverage Network of Maryland, Inc. and on all other collateral secured by the Master Security Agreement and the Stock Pledge Agreement and to take all necessary or appropriate actions to effect and evidence the release of the Encumbrances, including without limitation, the filing of UCC Termination Statements, as appropriate. Global Beverage agrees to the termination of the Master Security Agreement and the Stock Pledge Agreement and all other actions set forth in this SECTION 1(b).

         2. SOURCE OF FUNDS FOR PAYMENT AMOUNT. If, pursuant to the provisions of Amendment No. 2, that certain letter agreement by and between Global Beverage and XStream dated as of January 23, 2008 by which Global Beverage repurchases 60,500,000 shares of its common stock from XStream (the "Stock Repurchase Agreement"), and that certain Convertible Promissory Note dated the date hereof from Global Beverage in favor of XStream in the original principal amount of $700,000 (the "Stock Repurchase Note"), Global Beverage pays a "35% Payment" (as defined in each of Amendment No. 2, the Stock Repurchase Agreement, and the Stock Repurchase Note) on or before May 1, 2008, such 35% Payment shall be used to satisfy the Payment Amount to the extent of the dollar amount of such 35% Payment, PROVIDED, HOWEVER, that to the extent such 35% Payment does not satisfy the entire amount of the Payment Amount, the remaining balance of the Payment Amount shall remain outstanding and payable.

         3. REDUCTION OF PRINCIPAL AMOUNT OF THE NOTE. Upon the receipt of the Payment Amount by Laurus pursuant to the terms of this letter agreement, (i) the principal amount of the Note shall be reduced by the Payment Amount, and (ii) XStream or Laurus will make a notation on the Note reflecting such reduction in the principal amount outstanding under the Note; PROVIDED, HOWEVER, that the failure to make such notation shall not limit or otherwise affect the obligations of Global Beverage with respect to the payment of such principal.


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         4. COLLATERAL ASSIGNMENT OF NOTE AND STOCK REPURCHASE NOTE.

            (a) Contemporaneously with the execution hereof, XStream shall execute and deliver to Laurus a collateral assignment of the Note and the Stock Repurchase Note (collectively, the "Assigned Notes"), and all collateral security for the Assigned Notes, in the form attached hereto as EXHIBIT A (the "Collateral Assignment of Notes"). The Collateral Assignment of Notes shall be acknowledged and agreed to by Global Beverage on the terms set forth on the acknowledgement therein. Laurus' agreement to release the Liens and Encumbrances and to terminate the Master Security Agreement and Stock Pledge Agreement in accordance with PARAGRAPH 1 above is further conditioned upon its receipt of a fully executed Collateral Assignment of Notes including the aforementioned acknowledgement by Global Beverage and the sole original Note and Stock Repurchase Note.

            (b) Except as may result from the assignments set forth in PARAGRAPH 3(A) above, neither XStream nor Laurus will assign, pledge, sell or otherwise transfer the Master Security Agreement or the Stock Pledge Agreement prior to the termination of this letter agreement.

         5. ACKNOWLEDGEMENT OF STOCK REPURCHASE. Laurus, as a creditor of XStream, hereby acknowledges and agrees to the sale by XStream to Global Beverage of sixty million five hundred thousand (60,500,000) shares of Global Beverage's common stock pursuant to and in accordance with the terms of the Stock Repurchase Agreement.

         6. TERMINATION. This letter agreement will terminate, without liability to any party hereto, on May 1, 2008 if Laurus has not received the Payment Amount in good, cleared funds.

         7. REPRESENTATIONS AND WARRANTIES OF LAURUS. Laurus represents and warrants to Global Beverage and XStream that:

            (a) Laurus has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein;

            (b) the execution and delivery by Laurus of this letter agreement and the performance by it of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of Laurus; and

            (c) the execution, delivery and performance of this letter agreement by Laurus will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which Laurus is a party or by which it is bound.

         8. REPRESENTATIONS AND WARRANTIES OF XSTREAM. XStream represents and warrants to Laurus and Global Beverage that:

            (a) XStream has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein;


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            (b) the execution and delivery by XStream of this letter agreement and the performance by it of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of XStream;

            (c) the execution, delivery and performance of this letter agreement by XStream will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which XStream is a party or by which it is bound;

            (d) as of the date of this letter agreement, XStream has not entered into any agreement or understanding with any person or entity relating to the sale, hypothecation, pledge, assignment, disposal or transfer of the Note and is the owner of, and has good and marketable title to the Note, free and clear of all liens, pledges and encumbrances of any kind, except for liens granted in favor of Laurus; and

            (e) as of the date of this letter agreement, XStream has not assigned, pledged, sold or otherwise transferred the Master Security Agreement or the Stock Pledge Agreement, except for liens granted in favor of Laurus.

         9. REPRESENTATIONS AND WARRANTIES OF GLOBAL BEVERAGE. Global Beverage represents and warrants to Laurus and XStream that:

            (a) Global Beverage has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein;

            (b) the execution and delivery by Global Beverage of this letter agreement and the performance by it of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of Global Beverage; and

            (c) the execution, delivery and performance of this letter agreement by Global Beverage will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which Global Beverage is a party or by which it is bound.

         10. MISCELLANEOUS.

            (a) No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby. This letter agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors.

            (b) In case any provision of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement shall not in any way be affected or impaired thereby.


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            (c) This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

                                            LAURUS MASTER FUND, LTD.


                                            By:  /S/ PATRICK REGAN
                                                 -------------------------------
                                                 Name: Patrick Regan
                                                 Title: Senior Managing Director




Acknowledged and Agreed
to as of the date first
written above:

GLOBAL BEVERAGE SOLUTIONS, INC.


By:  /S/ JERRY PEARRING
     --------------------------------------------
     Name:  Jerry Pearring
     Title: Chief Executive Officer and President



XSTREAM BEVERAGE NETWORK, INC.


By:  /S/ RONALD RATNER
     --------------------------------------------
     Name: Ronald Ratner
     Title: Chief Executive Officer and President



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                                                                       EXHIBIT A


                         COLLATERAL ASSIGNMENT OF NOTES
                         ------------------------------

                  COLLATERAL ASSIGNMENT OF NOTES made as of this 23rd day of January, 2008 (this "ASSIGNMENT") by XStream Beverage Network, Inc., a Nevada corporation ("ASSIGNOR"), to Laurus Master Fund, Ltd. ("ASSIGNEE").

                  WHEREAS, Assignor, certain subsidiaries of Assignor and Assignee have entered into a Security and Purchase Agreement dated as of March 31, 2006 (as amended, modified, restated and/or supplemented from time to time, the "SECURITY AGREEMENT"), pursuant to which Assignee has provided certain financial accommodations to the Assignor and certain subsidiaries of the Assignor. All capitalized terms not herein defined shall have the meanings given to them in the Security Agreement.

                  FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignee, now existing or hereafter arising under any agreement between Assignor and Assignee, including, without limitation, the Security Agreement and the Ancillary Agreements, Assignor hereby assigns, transfers and sets over unto Assignee and its successors and assigns, all of its rights, but not its obligations, under (i) that certain Secured Promissory Note dated as of February 23, 2007 from Global Beverage Solutions, Inc. ("MAKER") in favor of Assignor in the original principal amount of $2,000,000 (as amended, modified, restated and/or supplemented from time to time, the "SECURED NOTE"), and (ii) that certain Convertible Promissory Note dated the date hereof from Maker in favor of Assignor in the original principal amount of $700,000 (as amended, modified, restated and/or supplemented from time to time, the "CONVERTIBLE NOTE," and collectively with the Secured Note, the "NOTES") including, without limitation, all moneys and claims for moneys due and/or to become due to Assignor under the Notes and all collateral security therefor and all rights to convert the indebtedness evidenced thereby into shares of common stock of the Maker as set forth in the Convertible Note and the Purchase Agreement (as defined in the Convertible Note).

                  Assignor hereby (i) specifically authorizes and directs Maker to make all payments due under or arising under the Notes directly to Assignee and hereby irrevocably authorizes and empowers Assignee (a) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Maker under and pursuant to the Notes, (b) to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and (c) in Assignee's discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.


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                  Maker is hereby authorized to recognize Assignee's claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee. Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee.

                  Without first obtaining the written consent of Assignee, Assignor and Maker shall not (i) amend or modify the Notes, or (ii) agree to or suffer any amendment, extension, renewal, release, acceptance, forbearance, modification or waiver with respect to any rights arising under the Notes.

                  Without first obtaining the written consent of Assignee, Assignor shall not exercise any right it has under the Convertible Note to convert the indebtedness evidenced thereby into shares of Common Stock of Maker (the "CONVERSION SHARES"). In the event Assignor converts all or any portion of the outstanding principal amount and/or accrued interest and fees payable under and in accordance with the terms of the Convertible Note into Conversion Shares, Assignor shall use its reasonable best efforts to immediately sell the Conversion Shares, in accordance with the terms and restrictions of Section 5 of the Convertible Note and with all applicable federal and state securities laws, and simultaneously remit to Assignee all of the cash proceeds (net of brokerage fees) received by Assignor therefrom.

                  The occurrence of any Event of Default or default under any Note shall constitute an Event of Default under the Security Agreement and each Ancillary Agreement.

                  In the event Assignor declines to exercise any rights under the Notes, Assignee shall have the right to enforce any and all such rights of Assignor against Maker.

                  This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without resort to the conflict of law principles thereof.

                  This Assignment may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. This Assignment may be executed by facsimile or electronic transmission.

                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

                                         XSTREAM BEVERAGE NETWORK, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Maker hereby acknowledges, consents and agrees to the provisions of this Collateral Assignment and agrees to make all payments under the Notes to Assignee as of this 23rd day of January, 2008.

GLOBAL BEVERAGE SOLUTIONS, INC.


By:
    ----------------------------------
    Name:
    Title:


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